[GRAPHIC OMITTED]                          FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com
                           April 1, 2003
                                           CLIENT/MATTER NUMBER
                                           026162-0104

Interstate Power and Light Company                                     EXHIBIT 5
Alliant Energy Tower
200 First Street, SE
Cedar Rapids, Iowa  52401
Ladies and Gentlemen:

     We have acted as counsel for Interstate Power and Light Company, an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the Prospectus constituting a part thereof (the "Prospectus"), to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale by the Company from time to time of up to $150,000,000 aggregate amount of (i) preferred stock, $.01 par value, of the Company (the "Preferred Stock"); (ii) senior unsecured debt securities (the "Debt Securities") to be issued under the Indenture, dated as of August 1, 1997 (the "1997 Indenture"), between the Company and Bank One Trust Company, National Association ("Bank One Trust"), as supplemented and amended; and (iii) collateral trust bonds (the "Collateral Trust Bonds") to be issued under the Indenture, dated as of September 1, 1993 (the "1993 Indenture"), between the Company and Bank One Trust, as supplemented and amended. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a "Prospectus Supplement").

     As counsel to the Company in connection with the proposed issue and sale of the above-referenced securities, we have examined: (a) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement;
(b) the Company's Restated Articles of Incorporation and Bylaws, each as amended to date; (c) the 1997 Indenture and the 1993 Indenture; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

                  In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is validly existing as a corporation under the laws of the State of Iowa.


BRUSSELS    DETROIT         MILWAUKEE     SAN DIEGO            TAMPA
CHICAGO     JACKSONVILLE    ORLANDO       SAN DIEGO/DEL MAR    WASHINGTON, D.C.
DENVER      LOS ANGELES     SACRAMENTO    SAN FRANCISCO        WEST PALM BEACH
            MADISON                       TALLAHASSEE

Interstate Power and Light Company
April 1, 2003
Page 2

     2. All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

          a. An order of the SEC pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), relating to the issuance of the Preferred Stock shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          b. An order of the Minnesota Public Utilities Commission (the "MPUC") relating to the issuance of the Preferred Stock shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          c. An order of the Illinois Commerce Commission (the "ICC") relating to the issuance of the Preferred Stock shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          d. The Company's Board of Directors, or a duly appointed and authorized committee thereof, shall have adopted appropriate resolutions to establish the preferences, limitations, relative rights and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

          e. Articles of Amendment to the Company's Restated Articles of Incorporation with respect to the preferences, limitations, relative rights and other terms of such shares shall have been filed with the Secretary of State of the State of Iowa in the form and manner required by law; and

          f. Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

     3. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

          a. An order of the SEC pursuant to PUHCA relating to the issuance of the Debt Securities shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          b. An order of the MPUC relating to the issuance of the Debt Securities shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

Interstate Power and Light Company
April 1, 2003
Page 3

          c. An order of the ICC relating to the issuance of the Debt Securities shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          d. The Company's Board of Directors, or one or more officers duly authorized thereby, shall have taken such action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

          e. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the 1997 Indenture; and

          f. Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

     4. All requisite action necessary to make any Collateral Trust Bonds valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

          a. An order of the SEC pursuant to PUHCA relating to the issuance of the Collateral Trust Bonds shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          b. An order of the MPUC relating to the issuance of the Collateral Trust Bonds shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          c. An order of the ICC relating to the issuance of the Collateral Trust Bonds shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

          d. The Company's Board of Directors, or one or more officers duly authorized thereby, shall have taken such action to establish the terms of such Collateral Trust Bonds and to authorize the issuance and sale of such Collateral Trust Bonds;

          e. Such Collateral Trust Bonds shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the 1993 Indenture; and

          f. Such Collateral Trust Bonds shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Interstate Power and Light Company
April 1, 2003
Page 4

     We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                         Very truly yours,

                                         /s/ Foley & Lardner

                                         FOLEY & LARDNER